UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MABVAX THERAPEUTICS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MABVAX THERAPEUTICS HOLDINGS, INC.
11588 Sorrento Valley Rd., Suite 20
San Diego, CA 92121
(858) 259-9405

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 26, 2015

July 27, 2015
To the stockholders of MabVax Therapeutics Holdings, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”) will be held on August 26, 2015, at 10:00 a.m. local time, at 11588 Sorrento Valley Rd., Suite 20, San Diego, CA 92121 for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
1)           To elect two Class III directors to serve until the 2018 Annual Meeting of Stockholders;

2)           To grant the Board of Directors the authority, in its sole direction, in determining a higher stock price is required to meet the listing qualifications for one of the national stock exchanges, to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-four at any time prior to August 26, 2016, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors;

3)           To approve the Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan, including the reservation of 8,360,789 shares of common stock for issuance thereunder;

4)           To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015;

5)           To authorize the adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals; and

6)           To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

       Pursuant to the amended and restated bylaws of the Company, the Board of Directors has fixed the close of business on July 24, 2015 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. Holders of the Company’s common stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, as of the Record Date, are entitled to vote at the Annual Meeting. This notice, the Proxy Statement, proxy card, and Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”) will be first sent or made available to stockholders on July 27, 2015.

       Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares by promptly completing, signing and returning the enclosed proxy card using the enclosed envelope. The enclosed envelope requires no postage if mailed within the United States. You may also vote your shares over telephone or the internet in accordance with the instructions on the proxy card. Any stockholder attending the Annual Meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. David Hansen
J. David Hansen
Chairman of the Board of Directors

MABVAX THERAPEUTICS HOLDINGS, INC.
11588 Sorrento Valley Rd., Suite 20
San Diego, CA 92121
(859) 259-9405

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
August 26, 2015

The enclosed proxy is solicited by the board of directors (“Board of Directors”) of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held on August 26 , 2015, at 10:00 a.m. local time, at 11588 Sorrento Valley Rd., Suite 20, San Diego, CA 92121. The principal executive office of the Company is located at 11588 Sorrento Valley Rd., Suite 20, San Diego, CA 92121, and its telephone number is (858) 259-9405.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1)	To elect two Class III directors to serve until the 2018 Annual Meeting of Stockholders (Proposal 1);

2)
To grant the Board of Directors the authority, in its sole direction, in determining a higher stock price is required to meet the listing qualifications for one of the national stock exchanges, to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-four at any time prior to August 26, 2016, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors (Proposal 2);

3)
To approve the Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan (the “Second Amended and Restated Plan”) to this Proxy Statement, including the reservation of 8,360,789 shares of common stock for issuance thereunder (Proposal 3);

4)	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 (Proposal 4);

5)
To authorize the adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals (Proposal 5); and

6)	To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The Board of Directors has fixed the close of business on July 24, 2015 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The notice of the Annual Meeting (the “Notice”), this Proxy Statement, the proxy card and the Annual Report on form 10-K for the fiscal year ended December 31, 2014, as amended (“Annual Report”) will be first sent or made available to stockholders on July 27, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON AUGUST 26, 2015: THE NOTICE, PROXY STATEMENT, PROXY CARD AND THE ANNUAL REPORT ARE AVAILABLE AT WWW. MABVAX.COM.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I Receiving these Materials?

This Proxy Statement and the accompanying materials are being furnished with respect to the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting.

What Is Included in these Materials?

These materials include the Notice, the Proxy Statement, a proxy card and the Annual Report, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2015, as amended on April 2, 2015 and April 30, 2015.

I Share an Address with Another Stockholder, and We Received Only One Paper Copy of the Proxy Materials. How May I Obtain An Additional Copy of the Proxy Materials?

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company is delivering a single copy of the Notice, the Proxy Statement and the Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company’s printing and mailing costs, and the environmental impact of the Company’s annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice, the Proxy Statement and the Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive a separate copy of the Notice, the Proxy Statement and the Annual Report, stockholders may write or speak to the Company at the following address and phone number:

MabVax Therapeutics Holdings, Inc.
11588 Sorrento Valley Rd., Suite 20
San Diego, CA 92121
Attn: Secretary
Phone: (858) 259-9405

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who Is Entitled to Vote?

 Our Board has fixed the close of business on July 24, 2015 as the Record Date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  Holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.01 (the “Series E Preferred Stock” and, collectively with the Common Stock and Series D Preferred Stock, the “Voting Capital”) may vote on each proposal that may come before the Annual Meeting subject to beneficial ownership limitations governing the Series D Preferred Stock and Series E Preferred Stock.

Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and holders of Series D Preferred Stock and Series E Preferred Stock are entitled to vote on all matters on an as converted basis with the holders of our Common Stock, subject to certain conversion limitations.

Each share of Series D Preferred Stock is convertible into 100 shares of Common Stock subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series D preferred stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99% (provided that certain investors elected to block their beneficial ownership initially at 2.49%), in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series D preferred stock. On the Record Date, there were 191,491 shares of Series D Preferred Stock outstanding. Taking into account conversion limitations, the Series D Preferred Stock are convertible into 19,149,100 shares of Common Stock that can be voted by the holders thereof as of the Record Date.

Each share of Series E Preferred Stock is convertible into 100 shares of Common Stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series E Preferred Stock. On the Record Date, there were 33,333 shares of Series E Preferred Stock outstanding. Taking into account conversion limitations, the Series E Preferred Stock are convertible into 3,333,300 shares of Common Stock that can be voted by the holders thereof as of the Record Date.

On the Record Date, there were 25,891,075 shares of Common Stock outstanding.

What Is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Computershare, you are the “record holder” of those shares.  If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.”  If your shares are held in street name, these proxy materials have been forwarded to you by that organization.  As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting.  If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

How Do I Vote?

Stockholders of Record

For your convenience, our record holders have four methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote by telephone. You may vote by proxy by calling the toll free number found on the vote instruction form.

4.	Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, our beneficial owners have four methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and mail promptly your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.	Vote by telephone. You may vote by proxy by calling the toll free number found on the vote instruction form.

4.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet or by telephone, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the Annual Meeting as you instruct in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board of Directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the Annual Meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons.  Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum.  A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy.  Thus, holders of the Voting Capital representing a majority of votes must be represented in person or by proxy to have a quorum.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting.  If there is not a quorum at the Annual Meeting, we may adjourn the meeting.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any non-routine proposal.  This vote is called a “broker non-vote.”  If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board of Directors.  Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

Brokers cannot use discretionary authority to vote shares on any proposals to be considered at the Annual Meeting if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

Which Proposals Are Considered “Routine” or “Non-Routine”?

With the exception of the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 and the authorization of adjournment of the Annual Meeting, all of the other proposals to be voted upon at the Annual Meeting are considered non-routine.

What is an Abstention?

An abstention is a stockholders affirmative choice to decline to vote on a proposal.  Abstentions and broker non-votes will not be counted as having been voted on the proposals, and therefore will have the same effect as negative votes.

How Many Votes Are Needed for Each Proposal to Pass?
Proposal	Vote Required	Broker Discretionary Vote Allowed

Election of two Class III directors to serve until the 2018 Annual Meeting of Stockholders	Plurality of the votes cast (the two directors receiving the most “For” votes)	No

Authorization of the Board of Directors to approve an amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split	A majority of the Company’s shares of Voting Capital outstanding as of Record Date	No

Approval of the Second Amended and Restated Plan, including the reservation of 8,360,789 shares of Common Stock for issuance thereunder	A majority of the votes cast	No

Ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015	A majority of the votes cast	Yes

Adjournment of the Annual Meeting	A majority of the votes cast	Yes

What Are the Voting Procedures?

      In voting by proxy, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal.  You should specify your respective choices on the accompanying proxy card or your vote instruction form.

All shares represented by proxy will be voted at the Annual Meeting in accordance with the choices specified on the proxy, and where no choice is specified, in accordance with the recommendations of the Board of Directors. Thus, where no choice is specified, the proxies will be voted for the election of the two Class III directors, for the authorization of the Board of Directors to approve an amendment to our Restated and Amended Certificate of Incorporation to effect the Reverse Stock Split, for the approval of the Second Amended and Restated Plan, for the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2015 and for the adjournment of the Annual Meeting.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to the Secretary of the Company, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: MabVax Therapeutics Holdings, Inc., 11588 Sorrento Valley Rd., Suite 20, San Diego, CA 92121, Attention: Secretary, or by facsimile at (858)792-7375.

Who Is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us.  In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person.  Such persons will receive no compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

Do I Have Dissenters’ Rights of Appraisal?

The Company’s stockholders do not have appraisal rights under Delaware law or under the governing documents of the Company with respect to the matters to be voted upon at the Annual Meeting.

How can I find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the meeting.

What Is the Deadline to Propose Actions for Consideration or to Nominate Individuals to Serve as Directors the 2016 Annual Meeting?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Any appropriate proposal submitted by a stockholder and intended to be presented at the 2015 Annual Meeting must be submitted in writing to the Company’s Secretary at 11588 Sorrento Valley Rd., Suite 20, San Diego, CA 92121, and received no later than March 28, 2016, to be includable in the Company’s Proxy Statement and related proxy for the 2016 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board of Directors will consider stockholder proposals, we reserve the right to omit from our Proxy Statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Requirements for Stockholder Proposals to Be Brought Before the 2016 Annual Meeting of Stockholders and Director Nominations. Stockholders intending to present a proposal at the 2016 Annual Meeting of Stockholders but not intending to have included in the Proxy Statement and form of proxy relating to the 2016 Annual Meeting of stockholders, as well as any director nominations, must submit such proposals to the Company, ATTN: Chief Executive Officer, 11588 Sorrento Valley Rd., Suite 20, San Diego, CA 92121, no earlier than April 28, 2016 and no later than May 28, 2016.

What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

Members of the Board of Directors and executive officers of the Company are eligible to receive grants under the Second Amended and Restated Plan. Accordingly, members of the Board of Directors and the executive officers of the Company have a substantial interest in Proposal 3. Members of the Board of Directors and executive officers of the Company do not have any interest in any proposal that is not shared by all other stockholders of the Company except that Mr. Cohen and Mr. Maier each has an interest in Proposal 1.

PROPOSAL 1:
ELECTION OF CLASS III DIRECTORS

Two Class III directors are to be elected at the Annual Meeting to serve until the 2018 Annual Meeting of Stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Class III directors to be elected. Election of Class III directors requires a plurality of the votes cast at the Annual Meeting.

The following table sets forth the nominees for Class III director on the Board of Directors. It also provides certain information about the nominees as of the Record Date.

Nominees for Class III Directors

Name	Age	Position	Director Since
Kenneth M. Cohen	60	Director	July 2014
Paul V. Maier	67	Director	July 2014

The following is a summary of the biographical information of our Class III director nominee:

Kenneth M. Cohen, 60, serves as a member of our Board of Directors and, prior to the merger, served as a member of MabVax’s Board of Directors commencing in July of 2014. He is an advisor to companies, entrepreneurs and investors in the life sciences area. He was a co-founder of publicly held Somaxon Pharmaceuticals and served as its President and Chief Executive Officer from August 2003 through December 2007 and continued as a director until June 2008. Previously, he was an independent advisor to various biotechnology and pharmaceutical companies, entrepreneurs and investors, including Synbiotics Corporation, Applied NeuroSolutions, Inc. and Highbridge Capital Management. From May 1996 to April 2001, he was President and Chief Executive Officer of Synbiotics Corporation, a veterinary diagnostics company. From March 1995 to February 1996, Mr. Cohen was Executive Vice President and Chief Operating Officer for Canji Incorporated, a human gene-therapy company, until its acquisition by Schering-Plough Corporation in February 1996. Prior to joining Canji, he was Vice President of Business Affairs at Argus Pharmaceuticals, Inc. and Vice President of Marketing and Business Development for LifeCell Corporation. He served as a member of the Board of Directors of Adamis Pharmaceuticals Corporation (a public pharmaceutical company) from January 2011 until August 2014. Mr. Cohen began his career at Eli Lilly and Company in 1978, where, among many different responsibilities over ten years, he directed business planning for the Medical Instrument Systems Division and managed the launch of Prozac. He received an A.B. in biology and chemistry from Dartmouth College and an M.B.A. from the Wharton School of The University of Pennsylvania. We highly value Mr. Cohen’s significant industry expertise, developed through his career as a senior professional at several leading pharmaceutical companies. We believe that Mr. Cohen’s 20 years of experience serving as an executive officer including chief executive officer of several life sciences companies, and serving as a member of the board of several life sciences companies qualifies him to serve as a member of the Board of Directors.

Paul V. Maier, 67, serves as a member of our Board of Directors and served as the Chief Financial Officer of Sequenom, Inc., (a public biotechnology company) from November of 2009 through June of 2014. Prior to joining Sequenom, Mr. Maier served as Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc. from 1992 until 2007, where he helped build Ligand from a venture stage company to a commercial, integrated biopharmaceutical organization. Prior to joining Ligand, he spent six years in various management and finance positions at ICN Pharmaceuticals. Since 2007, Mr. Maier has served as a member of the Board of Directors of International Stem Cell Corporation (a public life sciences company) and currently services as the Chairperson of its Audit Committee and as a member of its Compensation and Governance Committees. Mr. Maier also serves as Chairman of the Audit Committee and a member of the Governance Committee of the Board of Directors of Apricus Biosciences, Inc (a public pharmaceutical company)  Mr. Maier also serves as a Director of Biological Dynamics and Ritter Pharmaceuticals, both private life science companies. Mr. Maier received his M.B.A. from Harvard Business School and a B.S. from Pennsylvania State University. We believe that Mr. Maier’s over 20 years of experience in life sciences as a chief financial officer and serving on the board of several life sciences public companies qualifies him to serve as a member of the Board of Directors and as chair of the Audit Committee.

DIRECTORS AND OFFICERS

Set forth below is certain information regarding our directors and executive officers.  Our Board of Directors is comprised of seven directors, and is divided among three classes, Class I, Class II and Class III. Directors in Class I will serve until the 2016 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death.  Class II directors will serve until the 2017 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. Class III directors will serve until the 2018 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. All officers serve at the pleasure of the Board.

The following table sets forth certain information concerning our current directors and executive officers (except that Mr. Cohen and Mr. Maier who are listed above):

Name	Position

J. David Hansen	Chairman (Class I), President and Chief Executive Officer

Robert E. Hoffman	Director (Class II)

Philip O. Livingston, M.D.	Director (Class I), Chief Science Officer

Jeffrey V. Ravetch, M.D., Ph.D.	Director (Class II)

Thomas C. Varvaro	Director (Class I)

Kenneth M. Cohen	Director (Class III)

Paul V. Maier	Director (Class III)

Gregory P. Hanson	Chief Financial Officer

Wolfgang W. Scholz, Ph.D.	Vice President of Antibody Discovery

Paul W. Maffuid, Ph.D.	Vice President of Pharmaceutical Development and Operations

The following is a brief summary of the background of each of our other directors and executive officers.

J. David Hansen, 63, serves as our President, Chief Executive Officer, and as Chairman of our Board of Directors and, prior to the merger, served as MabVax’s President, Chief Executive Officer, and Chairman of its Board of Directors after co-founding MabVax in 2006. Mr. Hansen is an experienced biopharmaceutical executive with more than 30 years of industry experience. He has held senior management roles in both private start-up companies as well as small to mid-sized public companies. His senior level experience includes executive management, finance and accounting, corporate development, sales and marketing. During his career, Mr. Hansen has executed a wide variety of in and out licensing agreements, research and development collaborations, joint ventures, divestitures, and acquisitions. Mr. Hansen has developed expertise in the therapeutic areas of immunology, oncology, and infectious disease. From 1998 to 2006, Mr. Hansen was a corporate officer of Avanir Pharmaceuticals. He held the titles of Vice President of Commercial Development, Senior Vice President of Corporate Development, and President and Chief Operations Officer of the Avanir Subsidiary Xenerex Biosciences. From 1989 to 1999 Mr. Hansen served in multiple roles at Dura Pharmaceuticals including National Sales Director, Director of Marketing, and Director of Business Development. He has additional management experience with Merck & Co. (Schering-Plough), Key Pharmaceuticals, and Bristol Myers Squibb. We believe that Mr. Hansen’s extensive experience with public and private pharmaceutical companies in a leadership role qualifies him to serve as the Chairman of our Board of Directors and as our President and Chief Executive Officer.

Robert E. Hoffman, 49, has served as a member of our Board of Directors since September 2014. Mr. Hoffman is Chief Financial Officer of AnaptysBio, a position he has held since July 2015.   From August 2011 to June 2012, and from September 2014 to June 2015, Mr. Hoffman served as Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, or Arena. From August 1997 to March 2011, Mr. Hoffman served in various other executive and senior management positions, including Vice President, Finance and Chief Accounting Officer. From March 2011 to August 2011, Mr. Hoffman served as Chief Financial Officer for Polaris Group, a biopharmaceutical drug company. Mr. Hoffman is currently a member of the board of directors of CombiMatrix Corporation, a molecular diagnostics company and Kura Oncology, Inc. a biopharmaceutical company. He also currently serves as a member of the Financial Accounting Standards Board’s Small Business Advisory Committee and the steering committee of the Association of Bioscience Financial Officers. In addition, Mr. Hoffman is a member and a former director and President of the San Diego Chapter of Financial Executives International. Mr. Hoffman holds a B.B.A. from St. Bonaventure University, and is licensed as a C.P.A. (inactive) in the State of California. We believe Mr. Hoffman’s 16 years of experience in serving as an executive officer of a publicly traded life sciences company and service as a member of the board of directors of two life sciences companies qualifies him to serve as a member of our Board of Directors, and as an Audit Committee financial expert.

Philip O. Livingston, M.D., 72, serves as a member of our Board of Directors and our Chief Science Officer and, prior to the merger, served as a member of MabVax’s Board of Directors and its Chief Science Officer since 2012. He received his MD degree from Harvard Medical School and was Professor of Medicine in the Joan and Sanford Weill Medical College at Cornell University and Attending Physician and Member in Memorial Sloan-Kettering Cancer Center where he treated melanoma patients and ran the Cancer Vaccinology Laboratory research lab for over 30 years until his retirement from MSKCC October 1, 2011. Dr. Livingston’s research focused on: identification of suitable targets for immunotherapy of a variety of cancers, construction of polyvalent conjugate vaccines specifically designed to augment antibody responses against these targets, and identification of optimal immunological adjuvants to further augment the potency of these vaccines. He has over 150 publications and 4 issued and 3 pending patents concerning cancer vaccines. Recently, Dr. Livingston helped establish MabVax Therapeutics, Inc., and another biotech company, Adjuvance Technologies, Inc. MabVax supports two randomized Phase II trials with these MSKCC polyvalent vaccines and establishment of human monoclonal antibodies from the blood of immunized patients. We believe that Dr. Livingston’s extensive expertise in immunotherapy qualifies him to serve as a member of our Board of Directors and our Chief Science Officer.

Jeffrey V. Ravetch, M.D., Ph.D., 64, is currently a member of our Board of Directors and has served as the Theresa and Eugene Lang Professor at the Rockefeller University and Head of the Leonard Wagner Laboratory of Molecular Genetics and Immunology since 1997. Prior to the merger, Dr. Ravetch served as a member of the MabVax Board of Directors commencing March 2014.

Dr. Ravetch, a native of New York City, received his undergraduate training in molecular biophysics and biochemistry at Yale University, earning his B.S. degree in 1973, working with Donald M. Crothers on the thermodynamic and kinetic properties of synthetic oligoribonucleotides. Dr. Ravetch continued his training at the Rockefeller University—Cornell Medical School MD/Ph.D. program, earning his doctorate in 1978 in genetics with Norton Zinder and Peter Model, investigating the genetics of viral replication and gene expression for the single stranded DNA bacteriophage f1 and in 1979 he earned his M.D. from Cornell University Medical School. Dr. Ravetch pursued postdoctoral studies at the NIH with Phil Leder where he identified and characterized the genes for human antibodies and the DNA elements involved in switch recombination. From 1982 to 1996 Dr. Ravetch was a member of the faculty of Memorial Sloan-Kettering Cancer Center and Cornell Medical College. His laboratory has focused on the mechanisms by which antibodies mediate their diverse biological activities in vivo, establishing the pre-eminence of FcR pathways in host defense, inflammation and tolerance and describing novel inhibitory signaling pathways to account for the paradoxical roles of antibodies as promoting and suppressing inflammation. His work has been extended into clinical applications for the treatment of neoplastic, inflammatory and infectious diseases.

Dr. Ravetch has received numerous awards including the Burroughs-Wellcome Scholar Award, the Pew Scholar Award, the Boyer Award, the NIH Merit Award, the Lee C. Howley, Sr. Prize (2004), the AAI-Huang Foundation Meritorious Career Award (2005), the William B. Coley Award (2007), the Sanofi-Pasteur Award (2012) and the Gairdner International Prize (2012). He has presented numerous named lectures including the Kunkel Lecture, the Ecker Lecture, the Goidl Lecture, the Grabar Lecture, the Dyer Lecture and the Heidelberger/Kabat Lecture. He has received an honorary doctorate from Freidrich-Alexander University, Nuremberg/Erlangen. He is a member of National Academy of Sciences (2006), the Institute of Medicine (2007), a Fellow of the American Academy of Arts and Sciences (2008) and a Fellow of the American Association for the Advancement of Science (2009).

Dr. Ravetch has contributed extensively to the scientific community by serving as a member of the Scientific Advisory Boards of the Cancer Research Institute, the Irvington Institute for Medical Research and the Damon Runyon Foundation. He has been active in biotechnology for the last two decades, having served as a consultant or member of the Scientific Advisory Boards of Millennium Pharmaceuticals, Exelexis Pharmaceuticals, Regeneron Pharmaceuticals, Medimmune, Genentech, Novartis, Merck, Micromet, Xencor, Suppremol, Igenica, Portola Pharmaceuticals and Momenta Pharmaceuticals, Inc. We believe Dr. Ravetch’s extensive scientific knowledge and training qualify him to serve as a member of our Board of Directors.

Thomas C. Varvaro, 45, has served as a member of our Board of Directors since April 2015. Mr. Varvaro has served as the Chief Financial Officer of ChromaDex Corp. since January 2004 and as its Secretary since March 2006. He also served as a director of ChromaDex Corporation from March 2006 until May 2010. Mr. Varvaro is responsible for overseeing all aspects of ChromaDex’s accounting, information technology, Intellectual Property management and human resources management. Mr. Varvaro has extensive process-mapping and business process improvement skills, along with a solid information technology background that includes management and implementation experiences ranging from custom application design to enterprise wide system deployment. Mr. Varvaro also has hands-on experience in integrating acquisitions and in new facility startups. In working with manufacturing organizations Mr. Varvaro has overseen plant automation, reporting and bar code tracking implementations. Mr. Varvaro also has broad legal experience in intellectual property, contract and employment law. From 1998 to 2004, Mr. Varvaro was employed by Fast Heat Inc., a Chicago, Illinois based Global supplier to the plastics, HVAC, packaging, and food processing industries, where he began as controller and was promoted to chief information officer and then chief financial officer during his tenure. During his time there Mr. Varvaro was responsible for all financial matters including accounting, risk management and human resources. From 1993 to 1998, Mr. Varvaro was employed by Maple Leaf Bakery, Inc., Chicago, Illinois, during its rise to becoming a national leader in specialty bakery products. During his tenure Mr. Varvaro served in information technology and accounting roles, helping to shepherd the company from a single facility to national leader in specialty food products. Mr. Varvaro has a B.S. in Accounting from University of Illinois, Urbana-Champaign and has been certified as a Certified Public Accountant.  We believe Mr. Varvaro’s extensive industry experience as an officer and director, as well as his extensive financial and accounting training and management experience qualify him to serve as a member of our Board of Directors, and as an Audit Committee financial expert.

Gregory P. Hanson, CMA, MBA, 68, currently serves as our Chief Financial Officer and, prior to the merger, joined MabVax in February of 2014 as its Chief Financial Officer. Mr. Hanson is an experienced CFO and was a Managing Director of First Cornerstone, from March 2008 until February 2014, where he served as a board and management advisor to companies and executives in the areas of international corporate development, financing strategies, commercialization of technologies and products, and M&A advisory services. Since November 2009, Mr. Hanson has served as Advisory Board Member of Menon International, Inc. in an international capacity advising on partnering and licensing arrangements, financings, and in commercializing technologies involving biosensor devices and assays, and renewable products. Since October 2011, Mr. Hanson has served on the Life Sciences Advisory Board of Brinson Patrick Securities, a boutique investment bank, and continues to serve from time to time as a confidential advisor to several other tech and life sciences companies. Mr. Hanson is the 2012-2013 President and 8-year member of the board of directors of the San Diego Chapter of Financial Executives International (FEI), and has served on the Capital Formation Committee at BIOCOM since 2011.

Mr. Hanson served as Senior Vice President of Brinson Patrick Securities from October 2008 to October 2010, where he opened up the San Diego branch and introduced a new financing strategy for life sciences companies. From 2006 to September 2008 Mr. Hanson served as Senior Vice President and Chief Financial Officer of Mast Therapeutics (MSTX—NYSE MKT); and from 1998 to 2006 he served as Vice President and Chief Financial Officer, Chief Accounting Officer, Compliance Officer and Corporate Secretary of Avanir Pharmaceuticals (NASDAQ: AVNR), the developer of the cold sore product Abreva™. While at Avanir, Mr. Hanson up-listed the company on the American Stock Exchange, and 5 years later up-listed to the NASDAQ. Mr. Hanson has completed approximately $1 billion in financing, licensing and partnering arrangements. Mr. Hanson was an initial and continuing 6-year member of the Small Business Advisory Committee to the Financial Accounting Standards Board, and has spoken at various national conferences and industry organizations on financing strategy, and twice spoken to the SEC’s Committee on Improvements to Financial Reporting.

Mr. Hanson is a Certified Management Accountant, has passed the examination for Certified Public Accountants, and has an MBA with distinction from the University of Michigan, a BS in Mechanical Engineering from Kansas State University, and Series 7 & Series 63 securities.

Wolfgang W. Scholz, Ph.D., 61, serves as Vice President of Antibody Discovery and, prior to the merger, was a co-founder of MabVax and is Vice President of Antibody Discovery since 2008. He has extensive drug discovery experience in multiple therapeutic categories and has collaborated with major pharmaceutical companies on several projects. Dr. Scholz earned his Ph.D. in Microbiology/Immunology from the University of Kiel, Germany in 1985 and completed his postdoctoral training at The Scripps Research Institute, La Jolla. He held positions with increasing responsibilities at Tanabe Research Laboratories from 1990 to 1997 and most recently he was Senior Director at Avanir Pharmaceuticals from 2000 to 2008, where he led research and development efforts for 8 years. He was a co-founder of Xenerex Biosciences, a subsidiary owned by Avanir Pharmaceuticals. Under his leadership, the antibody discovery group developed human monoclonal antibodies to multiple infectious disease targets using in vitro and SCID mouse technologies, and one antibody (AVP-21D9) was successfully out-licensed and recently passed Phase I safety testing. Dr. Scholz's work has been supported by multiple grants from the National Institute for Allergy and Infectious Diseases. Dr. Scholz is the principal investigator on multiple National Cancer Institute grants received by MabVax totaling almost $5 million. Dr. Scholz is an inventor on three pending and three issued antibody patents, three issued small molecule patents, and author on thirty-four peer-reviewed publications.

Paul W. Maffuid, Ph.D., 60, serves as Vice President of Pharmaceutical Development and Operations. Dr. Maffuid joined MabVax Therapeutics in July of 2014 from AAIPHARMA Services Corporation where he was Executive Vice President, Pharma Operations. His responsibilities included formulation, process development, technology transfer, stability and analytical services for clients developing biologic and small molecule therapeutics. He was a member of the Executive Team that transformed a declining business into one of the world’s leading providers of integrated development services for the biopharmaceutical sector. He joined AAIPHARMA in 2011 after founding and managing Biopharmalogics, Inc. a consulting service providing Chemistry Manufacturing and Controls (CMC) as well as Drug Metabolism-Pharmacokinetics (DMPK) services for the development of pharmaceutical products since 2008. Prior to that Dr. Maffuid was Senior Vice President of Irvine Pharmaceutical Services, Inc. from 2008 to 2009. From 2001 to 2008 he was Vice President of Pharmaceutical Development for Arena Pharmaceuticals. At Arena Dr. Maffuid was a member of the Executive Management team responsible for all CMC and DMPK in support of discovery, development, and commercial operations. He led the design and construction of a 40,000 sq-ft cGMP compliant pilot manufacturing facility. Dr. Maffuid had management roles at Magellan Laboratories, Cabrillo Laboratories, and Amylin Pharmaceuticals.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship between us and each of our directors, either directly or indirectly. Based on this review, the Board of Directors has determined that each of Kenneth M. Cohen, Robert E, Hoffman, Paul V. Maier, Thomas C. Varvaro and Jeffrey V. Ravetch, M.D. are “independent directors” as defined by the rules of The NASDAQ Stock Market LLC. We currently have a board of directors consisting of a majority of independent directors. If Mr. Cohen and Mr. Maier are elected at the Annual Meeting, all of them will be considered independent under the aforementioned rules.

Family Relationships

There are no family relationships among our directors, nominees and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

•
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Legal Proceedings

There are no material proceedings to which any director and executive officers of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Board Leadership Structure

The Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Hansen. The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board of Directors helps to ensure that the Board of Directors and management act with a common purpose. Integrating the positions of Chief Executive Officer and Chairman can provide a clear chain of command to execute the Company’s strategic initiatives. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company, and extensive technical and industry experience. Notwithstanding the combined role of Chief Executive Officer and Chairman, key strategic initiatives and decisions involving the Company are discussed and approved by the entire Board of Directors. In addition, meetings of the independent directors of the Company are regularly held, which Mr. Hansen does not attend. The Company believes that the current leadership structure and processes maintains an effective oversight of management and independence of the Board of Directors as a whole without separate designation of a lead independent director. However, the Board of Directors will continue to monitor its functioning and will consider appropriate changes to ensure the effective independent function of the Board of Directors in its oversight responsibilities.

Role of the Board in Risk Oversight

One of the Board of Director’s key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee considers and discusses with management the Company’s major financial risk exposures and related monitoring and control of such exposures as well as compliance with legal and regulatory requirements. The Nominating & Governance Committee monitors the effectiveness of our corporate governance guidelines. The Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking. Any findings regarding material risk exposure to the Company are reported to and discussed with the Board of Directors.

Independence of the Board of Directors and its Committees

 After review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors and the Company’s nominees for director are independent within the meaning of the applicable NASDAQ listing standards, except Mr. Hansen, the Chairman of the Board of Directors, Chief Executive Officer and President, of the Company, and Dr. Livingston, Chief Science Officer. As required under the NASDAQ listing standards, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Company’s independent directors met six times and acted by unanimous written consent 15 times during the fiscal year ended December 31, 2014.   Each member of the Board of Directors attended 75% or more of the aggregate of the meetings of the Board of Directors held in the last fiscal year during the period for which he was a director and of the meetings of the committees on which he served, held in the last fiscal year during the period for which he was a committee member.  Although the Company is not currently NASDAQ-listed we believe it is in the Company’s interests to comply with these standards both as a matter of good governance and to facilitate any future re-listing.

 The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee, among other things: evaluates the performance, and assesses the qualifications, of the Independent Registered Public Accounting Firm; determines and pre-approves the engagement of the Independent Registered Public Accounting Firm to perform all proposed audit, review and attest services; reviews and pre-approves the retention of the Independent Registered Public Accounting Firm to perform any proposed, permissible non-audit services; determines whether to retain or terminate the existing Independent Registered Public Accounting Firm or to appoint and engage a new Independent Registered Public Accounting Firm for the ensuing year; confers with management and the Independent Registered Public Accounting Firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and recommends whether or not such financial statements should be so included; and discusses with management and the Independent Registered Public Accounting Firm the results of the annual audit and review of the Company’s quarterly financial statements .

The Audit Committee is currently composed of four outside directors: Mr. Maier, Mr. Cohen, Mr. Hoffman, who were members as of December 31, 2014, and Mr. Varvaro, who was appointed in April 2015. The Audit Committee met four times and acted two times by written consent during the fiscal year ended December 31, 2014. The Audit Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

The Board of Directors periodically reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended). Although the Company is not currently NASDAQ-listed we believe it is in the Company’s interests to comply with these NASDAQ standards both as a matter of good governance and to facilitate any future re-listing.  The Board of Directors determined that each of Messrs. Maier, Hoffman, and Varvaro qualifies as an Audit Committee financial expert in accordance with the requirements of the NASDAQ listing standards and of such rules of the SEC. The Board of Directors made a qualitative assessment of the level of knowledge and experience of Messrs. Maier, Hoffman and Varvaro based on a number of factors, including their formal education and service in executive capacities having financial oversight responsibilities. Mr. Maier’s positions include Chief Financial Officer, Senior Vice President, and member of the boards of directors and audit committees of, a number of biotechnology and genomics companies, pursuant to which he has experience preparing, reviewing and supervising the preparation of financial reports. In addition, Mr. Maier holds an M.B.A from Harvard Business School.  Mr. Hoffman’s positions include Senior Vice President and Chief Financial Officer of several biotechnology companies and member of the boards of directors and audit committees of several biotechnology companies.  Mr. Hoffman is a licensed CPA.  Mr. Varvaro’s positions include Chief Financial Officer for a public company.  Mr. Varvaro has a B.S. in Accounting and has been certified as a Certified Public Accountant.

Compensation Committee

The Compensation Committee of the Board of Directors reviews, modifies and approves the overall compensation strategy and policies for the Company. The Compensation Committee, among other things: reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s officers; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; determines and approves the compensation and other terms of employment of the other officers of the Company; and administers the Company’s stock option and purchase plans, pension and profit sharing plans and other similar programs.

The Compensation Committee is composed of four outside directors: Mr. Cohen, Mr. Hoffman, and Dr. Ravetch, who were members as of December 31, 2014 and Mr. Varvaro, who was appointed in April 2015.  Each of the members of the Compensation Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met four times during the fiscal year ended December 31, 2014. The Compensation Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

When appropriate, the Compensation Committee may, in carrying out its responsibilities, form and delegate authority to subcommittees. The Chief Executive Officer plays a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers. The Chief Executive Officer’s evaluations are then reviewed by discussing executive performance with the Compensation Committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the Compensation Committee.

The Compensation Committee has the authority, at the Company’s expense, to select, retain, terminate and set the fees and other terms of the Company’s relationship with any outside advisors who assist it in carrying out its responsibilities, including compensation consultants or independent legal counsel.

The Compensation Committee retains a consulting firm directly, although in carrying out assignments, the consulting firm also interacts with Company management when necessary and appropriate in order to obtain compensation and performance data for the executives and the Company. In addition, the consultant may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy and/or identify data questions or other similar issues.

 Our Compensation Committee generally does not have a specific target amount of compensation for individual Named Executive Officers relative to a peer group of companies, but it considers peer data for purposes of assessing the competitiveness of the executive compensation program. An individual Named Executive Officer may earn more or less than the market median depending on factors described below, including the individual’s experience and background, role, and past and future performance.

With respect to 2014, the overall compensation program, and on an individual basis, for our Named Executive Officers was below the 25th percentile for total direct compensation of a peer group of similar companies.  The Company did not pay cash bonuses to its Named Executive Officers for 2014 performance.  The Compensation Committee has retained Barney and Barney, a Marsh McLennan Agency, in 2015 as compensation consultants and considers their recommendations to alter the timing and mix of the Company’s equity compensation program.

Compensation Philosophy, Objectives and Development

    Our overall compensation philosophy and objective for 2015 is to maintain a compensation program for our Named Executive Officers that helps us attract, motivate and retain qualified individuals to perform at the highest of professional levels and to contribute to our growth and success, which we believe will result in enhancing stockholder value. The compensation program for our Named Executive Officers is designed to provide them with compensation opportunities that are tied to our overall corporate performance. Their compensation includes three key elements: (i) base salary; (ii) performance-based cash incentives; and (iii) a mix of stock-based compensation. Our Named Executive Officers are also entitled to health and welfare benefits, and they may be entitled to receive additional benefits upon termination of their employment.

The main principles of our compensation strategy include the following:

•	Compensation decisions are driven by a pay-for-performance philosophy;

•	Compensation should reflect corporate performance; and

•	Higher compensation can be earned through an individual’s and the company’s extraordinary performance both before incentives are granted and after they are granted.

Compensation Committee Interlocks and Insider Participation

Each of Edward W. Cantrall, Ph.D., Steven R. Goldring, M.D. and Richard B. Newman, Esq. served on our compensation committee in 2014 prior to the Merger. Jeffrey V. Ravetch, M.D., Ph.D., Robert E. Hoffman, and Kenneth M. Cohen were members as of December 31, 2014, and Thomas C. Varvaro was added in April 2015. No member of our compensation committee has at any time been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Nominating & Governance Committee

The Nominating & Governance Committee of the Board of Directors is responsible for, among other things: identifying, reviewing and evaluating candidates to serve as directors of the Company; reviewing, evaluating and considering incumbent directors; recommending to the Board of Directors for selection candidates for election to the Board of Directors; making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors; and assessing the performance of the Board of Directors.

The Nominating & Governance Committee is currently composed of four outside directors: Mr. Cohen, Mr. Hoffman, and Mr. Maier who were members as of December 31, 2014, and Mr. Varvaro, who was appointed in April 2015. All members of the Nominating & Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating & Governance Committee met one time during the fiscal year ended December 31, 2014. The Nominating & Governance Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

The Nominating & Governance Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Board of Directors. Instead, in considering candidates for director the Nominating & Governance Committee will generally consider all relevant factors, including among others the candidate’s applicable education, expertise and demonstrated excellence in his or her field, the usefulness of the expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, experience and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.

The Nominating & Governance Committee considers each director’s executive experience leading biopharmaceutical companies, his familiarity and experience with the various operational, scientific and/or financial aspects of managing companies in our industry, and his involvement in building collaborative biopharmaceutical development and commercialization relationships.

With respect to diversity, the Nominating & Governance Committee seeks a diverse group of individuals who have executive leadership experience in life sciences companies, and a complementary mix of backgrounds and skills necessary to provide meaningful oversight of the Company’s activities. As a clinical stage drug development company focused on discovering and developing human antibodies in the field of immuno-oncology, we seek directors who have experience in the medical, regulatory and pharmaceutical industries in general, and also look for individuals who have experience with the operational issues that we face in our dealings with clinical and pre-clinical drug development, collaborations with third parties and commercialization and manufacturing issues. Some of our directors have strong financial backgrounds and experience in dealing with public companies, to help us in our evaluation of our operations and our financial model. We also face unique challenges as we implement our strategy to develop, manufacture and commercialize our products by entering into relationships with pharmaceutical companies. The Nominating & Governance Committee annually reviews the Board’s composition in light of the Company’s changing requirements. The Nominating & Governance Committee uses the Board of Director’s network of personal contacts when compiling a list of potential director candidates and may also engage outside consultants. Pursuant to its charter, the Nominating & Governance Committee will consider, but not necessarily recommend to the Board of Directors, potential director candidates recommended by stockholders. All potential director candidates are evaluated based on the factors set forth above, and the Nominating & Governance Committee has established no special procedure for the consideration of director candidates recommended by stockholders.

Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating Committee at the following address: 11588 Sorrento Valley Road, Suite 20, San Diego, California 92121, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. The deadline for recommending directors for nomination at the 2016 annual meeting of stockholders is March 28, 2016. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Common Stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Under the Company’s bylaws, in order for nominations or other business to be properly brought before an annual meeting directly by a stockholder, the stockholder must give timely notice to the Secretary of the corporation and have complied with the Company’s bylaws, as well as the laws and regulations applicable to the delivery of proxy statements and form of proxy to the stockholders.  To be timely, such notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  Such notice for the 2015 Annual Meeting was due July 24, 2015, 10 days following the filing of the Company preliminary proxy statement.

Director Nominations

There have been no material changes to the procedures by which stockholder may recommend nominees to the Board of Directors since our last disclosure of these procedures.

Stockholder Communications with the Board of Directors

The Nominating & Governance Committee of the Board of Directors has adopted a process by which stockholders may communicate with the Board of Directors or any of its individual directors. Stockholders who wish to communicate with the Board of Directors may do so by sending a written communication addressed as follows: Board Communication, MabVax Therapeutics Holdings, Inc., 11588 Sorrento Valley Rd., Suite 20, San Diego, CA 92121. All communications must state the number and class(es) of shares owned by the stockholder making the communication.  The Company’s Secretary or other officer will review each communication and forward the communication to the Board of Directors, to any individual director to whom the communication is addressed, and/or to any other officer of the Company considered to be necessary or appropriate.

Attendance at Annual Meeting

It is the Company’s current policy to require directors to attend the Annual Meeting absent extraordinary circumstances. The 2014 annual meeting of stockholders originally held on July 3, 2014 was attended by all the members of the Board of Directors.  The adjournment of the meeting was attended by 2 members of the Board.

Code of Conduct

The Company has adopted the MabVax Therapeutic Holdings, Inc. Code of Conduct, a code of ethics with which every person who works for us is expected to comply, including without limitation our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The MabVax Therapeutic Holdings, Inc. Code of Conduct is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2014, and is incorporated herein by reference. If we make any substantive amendments to the MabVax Therapeutic Holdings, Inc. Code of Conduct or grant to any of our directors or executive officers any waiver, including any implicit waiver from a provision of the MabVax Therapeutic Holdings, Inc. Code of Conduct, we will disclose the nature of the waiver or amendment in a Current Report on Form 8-K or as otherwise required by applicable laws.

Change of Control

On July 8, 2014, we consummated a merger with MabVax Therapeutics, Inc., a Delaware corporation (“MabVax Therapeutics”), pursuant to which our subsidiary Tacoma Acquisition Corp. merged with and into MabVax Therapeutics, with MabVax Therapeutics surviving as our wholly owned subsidiary. This transaction is referred to as the Merger. Immediately following the Merger, the former holders of the issued and outstanding securities of MabVax Therapeutics held approximately 85% of our issued and outstanding securities. As a result of the Merger, a change of control of the Company has occurred.

In connection with the completion of the Merger, Edward W. Cantrall, Ph.D., Steven R. Goldring, M.D. and Richard B. Newman, Esq. resigned from the Company’s board of directors and Jim J. Antonopoulos, Jeffrey V. Ravetch, M.D., Ph.D. , J. David Hansen, Philip O. Livingston, M.D., Kenneth M. Cohen and Paul V. Maier were each appointed to the Board. Mr. Wick remained on the Company’s Board of Directors immediately following the Merger.  The persons set forth below were appointed as members of the Board to the classes as set forth below, joining Mr. Wick, in accordance with the terms of Telik’s charter documents:

Jim J. Antonopoulos	Class II
Jeffrey V. Ravetch, M.D., Ph.D.	Class II
J. David Hansen	Class I
Philip O. Livingston, M.D.	Class I
Kenneth M. Cohen	Class III
Paul Maier	Class III

In accordance with the Series A-1 Certificate of Designations, Jim J. Antonopoulos was designated as the Primary Series A Director (as defined in the Series A-1 Certificate of Designations) and Jeffrey V. Ravetch, M.D., Ph.D. was designated as the Secondary Series A Director (as defined in the Series A-1 Certificate of Designations).

In addition, Messrs. Antonopoulos, Cohen and Maier, were elected to serve as members of the Audit Committee of the Board, with Mr. Maier serving as the Chairman of the Audit Committee of the Board, Dr. Ravetch and Messrs. Antonopoulos and Cohen were each elected serve as members of the Compensation Committee of the Board with Mr. Cohen serving as the Chairman of the Compensation Committee, and Messrs. Antonopoulos, Cohen and Maier and were elected to serve as a members of the Nominating Committee of the Board with Mr. Antonopoulos serving as the Chairman of the Nominating Committee of the Board. On September 8, 2014, Mr. Antonopoulos resigned and Robert Hoffman was appointed to the Board and was elected by the Board to serve as Chairman of the Nominating Committee.  In April 2015, Mr. Wick resigned and Mr. Varvaro was appointed to the Board of Directors and was elected by the Board of Directors to serve on the audit, nominating & governance, and compensation committees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our Common Stock and other equity securities, on Form 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to us during 2014, SEC filings and certain written representations that no other reports were required during the fiscal year ended December 31, 2014, our officers, directors and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirement, except that one Form 5 was filed on behalf of Dr. Maffuid for a late transaction report on Form 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee, on behalf of the Board, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm, our compliance with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2014 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Each of the members of the Audit Committee is independent as defined under the standards of the Commission and NASDAQ listing standards, and each of Messrs. Maier, Hoffman, and Varvaro qualifies as an Audit Committee financial expert in accordance with the requirements of the NASDAQ listing standards and of such rules of the Commission.

Respectfully submitted by the Audit Committee,

Paul V. Maier, Chairman
Kenneth M. Cohen
Robert E. Hoffman
Thomas C. Varvaro

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

EXECUTIVE AND DIRECTOR COMPENSATION

2014 Summary Compensation Table

The following table sets forth, for the fiscal years 2014 and 2013, compensation awarded or paid to, or earned by, our Chief Executive Officers, our Chief Financial Officer and our other two executive officers at December 31, 2014 (the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($) (5)	All Other Compensation ($)	Total ($) (1)
J. David Hansen	2014	322,176		-0-	-0-	25,142	347,318
President, Chief Executive Officer and Chairman (2)	2013	313,892		32,318	296,226	25,719	668,155
Michael M. Wick, M.D., Ph.D.	2014	391,630		-0-	-0-	-0-	391,630
Former President, Chief Executive Officer and Chairman (2)(3)	2013	344,000	(3)	-0-	-0-	-0-	344,000
Gregory P. Hanson	2014	190,122		-0-	56,331	2,664	249,117
Chief Financial Officer (2)	2013	-0-		-0-	-0-	-0-	-0-
Wolfgang W. Scholz, Ph.D.	2014	208,630		-0-	-0-	14,609	223,239
Vice President, Antibody Discovery	2013	212,702		18,891	197,484	14,956	444,033
Paul W. Maffuid	2014	90,961		-0-	90,676	9,930	191,567
Vice President, Pharmaceutical Development and Operations (4)	2013	-0-		-0-	-0-	-0-	-0-

(1)	This table includes compensation from the Company, and from MabVax Therapeutics, Inc., its predecessor, prior to the July 2014 merger.

(2)	Mr. Wick resigned his executive positions on July 7, 2014 in connection with the Merger. Mr. Hansen and Mr. Hanson were appointed to their positions in connection with the Merger on the same date.

(3)	Dr. Wick was not compensated for his role as a director in 2014. The amount shown reflects salary earned as an employee only.

(4)	Dr. Maffuid was appointed to his position in July 2014.

(5)
The amounts in this column represent the aggregate full grant date fair values of stock options granted, computed in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation” using the Black-Scholes option valuation model.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table summarizes the number of outstanding equity awards held by each of our Named Executive Officers at December 31, 2014. Each option grant is shown separately for each Named Executive Officer. The vesting schedule for each option grant is shown following this table.

Name and Principal Position	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price per Share ($)	Option Expiration Date
Michael M. Wick
Former President, Chief Executive Officer and Chairman (1)	--	-0-	-0-	-0-	-0-	-0-
J. David Hansen	2/1/2010	12,506	-0-	-0-	0.72	2/1/2020
President, Chief Executive Officer and Chairman (1)	2/28/2013	11,464	13,548	-0-	1.44	2/28/2023
Gregory P. Hanson
Chief Financial Officer (1)	3/13/2014	-0-	19,454	-0-	8.10	3/13/2024
Wolfgang W. Scholz, Ph.D.	2/1/2010	6,948	-0-	-0-	0.72	2/1/2020
Vice President, Antibody Discovery	2/28/2013	7,643	9,032	-0-	1.44	2/28/2023
Paul W. Maffuid
Vice President, Pharmaceutical Development and Operations	9/8/2014	-0-	13,895	-0-	8.48	9/8/2024

(1)	Mr. Wick resigned his positions on July 7, 2014 in connection with the Merger. Mr. Hansen and Mr. Hanson were appointed to their positions in connection with the Merger on the same date.

Retirement Plans

The Company does not maintain any defined benefit or defined contribution pension or retirement plans, other than a 401(k) Plan that is offered through our payroll provider. The Company made no matching contributions to the 401(k) Plan in 2014.

Employment Severance and Change of Control Arrangements

We entered into an employment agreement with Michael M. Wick, M.D., Ph.D. in August 1999 upon his promotion to the position of Chief Executive Officer. In December 1999, Dr. Wick was elected Chairman of the Board of Directors effective January 2000. On December 17, 2008, we entered into an amended and restated employment agreement, or the Employment Agreement, with Dr. Wick to clarify the manner in which such employment agreement complies with the final regulations under Section 409A of the U.S. Internal Revenue Code. The Employment Agreement superseded and replaced the employment agreement entered into in August 1999. According to the Employment Agreement, either the Company or Dr. Wick may terminate his employment at any time for any reason. Per the agreement if Dr. Wick were to be terminated without cause, he would have been entitled to receive as severance continued payment of his base salary and health care benefits for twelve months. We will also accelerate the vesting of his then unvested stock options as to the number of shares that would have vested in the ordinary course in the first twelve months following his termination date, with such vesting effective as of his termination date. Dr. Wick’s benefits pursuant to the Employment Agreement were subject to his signing of a general waiver or release of the Company. See the section “Effect of the Merger on Executive Compensation Arrangements” regarding Dr. Wick’s release and severance obligations following the Merger.

In February 2003, we adopted the MabVax Therapeutics Holdings, Inc. (f.k.a. Telik, Inc.) Change of Control Severance Benefit Plan, or the Severance Plan. On December 17, 2008, the Compensation Committee of the Board of Directors adopted an amendment to the Severance Plan to clarify the manner in which such plan complies with the final regulations under Section 409A. The Severance Plan provided eligible participants with severance benefits in the event that a participant’s employment with the Company were to be terminated, voluntarily or involuntarily, without cause within one year after a change of control, provided that the eligible participant signs a general waiver or release prior to receipt of the benefits. Such benefits included cash severance, payment of premiums under employee benefits plans, COBRA continuation coverage, accelerated vesting of unvested stock options and additional payments if the amounts which a participant would receive in connection with a change in control of the Company would constitute a “parachute payment” or be subject to excise tax.

The Severance Plan provided that, to the extent designated by the Compensation Committee or the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer, Senior Vice Presidents, Vice Presidents and others would be eligible to participate in the Severance Plan. On February 21, 2003, the Board of Directors designated Dr. Wick as eligible to participate in the Severance Plan. Under the Severance Plan, Dr. Wick, as the Chief Executive Officer, is eligible to receive (1) full accelerated vesting of any unvested stock options then held, (2) a lump sum cash payment equal to two times the greater of: (i) the sum of his base salary and the greater of: (a) the annual cash bonus paid to him in the prior year; or (b) his Annual Target Bonus as in effect on the date of termination; or (ii) the sum of his base salary and the greater of: (a) the annual cash bonus paid to him in the prior year; or (b) his Annual Target Bonus as in effect immediately prior to the Change of Control; and (3) continuation of health benefits for up to 24 months and COBRA continuation coverage. Dr. Wick would also have been entitled to additional payments if the amounts he would receive in connection with a change in control of the Company would constitute a “parachute payment” or be subject to excise tax. Dr. Wick’s benefits under the Severance Plan, when applicable, would have superseded the severance benefits under his employment contract.

Effect of the Merger on Our Executive and Director Compensation Arrangements

In connection with the merger, we obtained release agreements from each of Michael M. Wick, M.D., Ph.D., Gail L. Brown, M.D., William P. Kaplan, Esq., Steven R. Schow, Ph.D., and Wendy K. Wee to release any potential claims against MabVax Therapeutics with respect the termination of their employment with or service to the Company, including all claims under the Severance Plan, and provided that each would resign from their respective officer positions upon the consummation of the merger in exchange for cash payments as provided below:

Participants	Severance and Release Payment Amount
Michael M. Wick, M.D., Ph.D.	$172,000
Gail L. Brown, M.D.	$136,000
William P. Kaplan, Esq.	$118,000
Steven R. Schow, Ph.D.	$120,000
Wendy K. Wee	$118,000

On July 8, 2014, in connection with the merger, the Company assumed all of the duties, obligations and liabilities of MabVax under (i) the employment agreements with J. David Hansen, dated July 7, 2014, or the Hansen Employment Agreement, (ii) the employment agreement with Gregory P. Hanson dated July 7, 2014, or the Hanson Employment Agreement, and (iii) the employment agreement with Wolfgang W. Scholz, Ph.D., dated July 7, 2014, or the Scholz Employment Agreement.

Hansen Employment Agreement

The Hansen Employment Agreement has an initial term of 3 years, with an option to renew or extend the terms if notice is provided by either Mr. Hansen or the Company at least 60 days prior to the end of the term. Under the terms of his agreement, Mr. Hansen received a base salary of $322,176 in 2014. Mr. Hansen is also entitled to an annual bonus, based on certain performance-based objectives established by the Compensation Committee of the Board.

The Hansen Employment Agreement may be terminated upon death, disability, and with or without Cause (as defined by the Hansen Employment Agreement) by the Company, with Good Reason (as defined in the Hansen Employment Agreement), with or without Cause and upon a Change in Control (as defined in the Employment Agreement), by Mr. Hansen or at either party’s election not to renew the employment agreement. In the event the Hansen Employment Agreement is terminated as a result of Mr. Hansen’s death, Mr. Hansen’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the employment agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to one year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Hansen Employment Agreement is terminated by the Company for Disability or without Cause, by Mr. Hansen for Good Reason, non-renewal by the Company or in connection with a Change in Control, Mr. Hansen would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts, benefits for up to one year or until Mr. Hansen obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Mr. Hansen’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Hansen, or the parties elect not to renew the agreement, Mr. Hansen will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30 day period following the termination of the Hansen Employment Agreement.

Hanson Employment Agreement

The Hanson Employment Agreement has an initial term of 3 years, with an option to renew or extend the terms if notice is provided by either Mr. Hanson or us at least 60 days prior to the end of the term. Under the terms of his agreement, Mr. Hanson was entitled to receive a base salary of $215,000 in 2014. Mr. Hanson is also entitled to an annual bonus, based on certain performance-based objectives established by our Chief Executive Officer. In addition, MabVax Therapeutics previously granted Mr. Hanson options which are currently exercisable to purchase up to 19,454 shares of the Company’s Common Stock at an exercise price of $8.096 under the terms of the MabVax Therapeutics 2014 Employee, Director and Consultant Equity Incentive Plan as assumed by the Company pursuant to the Merger Agreement.

The Hanson Employment Agreement may be terminated upon death, disability, and with or without Cause (as defined by the Hansen Employment Agreement) by the Company, with Good Reason (as defined in the Hanson Employment Agreement), with or without Cause and upon a Change in Control (as defined in the Employment Agreement), by Mr. Hanson or at either party’s election not to renew the employment agreement. In the event the Hanson Employment Agreement is terminated as a result of Mr. Hanson’s death, Mr. Hanson’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the employment agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to 1 year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Hanson Employment Agreement is terminated by the Company for Disability or without Cause, by Mr. Hanson for Good Reason, non-renewal by the Company or in connection with a Change in Control, Mr. Hanson would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts, benefits for up to one year or until Mr. Hanson obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Mr. Hanson’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Hanson, or the parties elect not to renew the agreement, Mr. Hanson will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30 day period following the termination of the Hanson Employment Agreement.

Scholz Employment Agreement

The Scholz Employment Agreement has an initial term of 3 years, with an option to renew or extend the terms if notice is provided by either Dr. Scholz or the Company at least 60 days prior to the end of the term. Under the terms of his agreement, Dr. Scholz was entitled to receive a base annual salary of $213,803 in 2014. Dr. Scholz is also entitled to an annual bonus, based on certain performance-based objectives established by the Company.

The Scholz Employment Agreement may be terminated upon death, disability, and with or without Cause (as defined by the Scholz Employment Agreement) by MabVax Holdings, with Good Reason (as defined in the Scholz Employment Agreement), with or without Cause and upon a Change in Control (as defined in the Employment Agreement), by Mr. Scholz or at either party’s election not to renew the employment agreement. In the event the Scholz Employment Agreement is terminated as a result of Dr. Scholz’s death, Dr. Scholz’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the employment agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to 1 year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Scholz Employment Agreement is terminated by the Company for Disability or without Cause, by Dr. Scholz for Good Reason, non-renewal by  the Company or in connection with a Change in Control, Dr. Scholz would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts, benefits for up to one year or until Dr. Scholz obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Dr. Scholz’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Dr. Scholz, or the parties elect not to renew the agreement, Dr. Scholz will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30 day period following the termination of the Scholz Employment Agreement.

Maffuid Employment Agreement

On July 21, 2014, we entered into an Employment Agreement with Paul Maffuid, Ph.D., or the Maffuid Employment Agreement. The Maffuid Employment Agreement has an initial term of 3 years, with an option to renew or extend the terms if notice is provided by either Dr. Maffuid or the Company at least 60 days prior to the end of the term. Under the terms of his agreement, Dr. Maffuid was entitled to receive a base salary of $225,000 in 2014. Dr. Maffuid is also entitled to an annual bonus, based on certain performance-based objectives established by the Company’s Chief Executive Officer. In addition, the Company previously granted Dr. Maffuid options to purchase up to 13,895 shares of the Company’s Common Stock at an exercise price of $8.48 per share under the terms of the MabVax Therapeutics Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan which was assumed by the Company pursuant to the Merger Agreement.

The Maffuid Employment Agreement may be terminated upon death, disability, and with or without Cause (as defined by the Maffuid Employment Agreement) by the Company, with Good Reason (as defined in the Maffuid Employment Agreement), with or without Cause and upon a Change in Control (as defined in the Employment Agreement), by Dr. Maffuid or at either party’s election not to renew the employment agreement. In the event the Maffuid Employment Agreement is terminated as a result of Dr. Maffuid’s death, Dr. Maffuid’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the employment agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to 1 year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Maffuid Employment Agreement is terminated by the Company for Disability or without Cause, by Dr. Maffuid for Good Reason, non-renewal by the Company or in connection with a Change in Control, Dr. Maffuid would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts, benefits for up to one year or until Dr. Maffuid obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Dr. Maffuid’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Dr. Maffuid, or the parties elect not to renew the agreement, Dr. Maffuid will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30 day period following the termination of the Maffuid Employment Agreement.

Director Compensation

Employee directors do not receive any separate compensation for their board of director activities. During the year ended December 31, 2014, non-NEO directors received the compensation described below for their services as director.

2014 Director Compensation Table
Name of Director	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)	Total ($)
Edward W. Cantrall, Ph.D. (4)	$24,000		--	$24,000
Steven R. Goldring, M.D. (4)	$24,000		--	$24,000
Richard B. Newman, Esq. (4)	$24,000		--	$24,000
Philip O. Livingston, M.D. (2)	--		--	--
Robert E. Hoffman	$8,250		$62,953	$71,203
Jeffrey Ravetch, M.D.	$14,500		$28,971	$43,471
Paul V. Maier	$11,750		$75,020	$86,770
Kenneth M. Cohen	$13,190	(3)	$75,020	$102,710

(1)
The amounts in this column represent the aggregate full grant date fair values of stock options granted to each of the non-employee directors computed in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation,” excluding the effect of estimated forfeitures. For additional information on the valuation assumptions, refer to “Stock-based Compensation under ASC 718” and “Valuation Assumptions” under the “Notes to the Financial Statements” in the Company’s Form 10-K for the year ended December 31, 2014, as filed with the SEC. The amounts reported for these options may not represent the actual economic values that the Company’s non-employee directors will realize from these options, as the actual value realized will depend on the Company’s performance, stock price and their continued services.

(2)	Dr. Livingston does not receive any compensation as a director. Dr. Livingston’s employee compensation in 2014 consisted of $60,000 in cash compensation.
(3)	This amount does not include $14,500 paid to Mr. Cohen as a consultant, prior to his election as a director.
(4)	Director prior to the Merger.

The following table shows for each non-NEO director (a) the grant date of each option granted to the non-employee director in the 2014 fiscal year, (b) the exercise price, (c) the grant date fair value of that option as calculated in accordance with ASC 718 and (d) the aggregate number of shares subject to all outstanding options held by that individual as of December 31, 2014:

Name of Director	Option Grant Date	Exercise Price Per Share ($)	Full Grant Date Fair Value ($)	Total Shares Subject to Outstanding Options at 12/31/14
Edward W. Cantrall, Ph.D. (1)	--	--	--	--
Steven R. Goldring, M.D. (1)	--	--	--	--
Richard B. Newman, Esq. (1)	--	--	--	--
Philip O. Livingston, M.D.	--	--	--	--
Robert E. Hoffman	9/8/2014	$8.48	$62,953	11,116
Jeffrey Ravetch, M.D.	3/13/2014	$8.10	$28,971	11,116
Paul V. Maier	6/30/2014	$9.14	$75,020	11,116
Kenneth M. Cohen	6/30/2014	$9.14	$75,020	11,116

(1)	Director prior to the Merger.

Amended and Restated Director Compensation Policy

In 2014, under our Non-Employee Director Compensation Policy, or the Policy, members of the Board of Directors who are not an employees of, or compensated consultants to the Company or any of its affiliates, (an “Outside Director”) was entitled to receive certain stock option grants.

Under the Policy, each newly appointed or elected Outside Director was granted a non-qualified stock option to purchase up to 11,116 shares of our Common Stock on the date of his or her initial appointment or election to our Board of Directors. These initial option grants were fully vested on the date of the grant, and had an exercise price equal to the greater of $4.48 per share, or the fair market value of shares of our Common Stock as determined in the Stock Plan on the date of grant.

Under the Policy in 2014, our Outside Directors were entitled to receive annual cash payments of $12,000 payable on a monthly pro-rata basis and cash payments of $1,250 per meeting attended in person and $750 per meeting attended telephonically. On April 3, 2015, the Board ratified the Compensation Committee’s amendment to the Policy and implementation of the below compensation for all Outside Directors:

•
Each Non-employee Board member shall receive a cash retainer of $24,000 per year. Chairmen of each committee shall receive an additional cash retainer as follows: (i) $12,000 for the Chairman of the Audit Committee; (ii) $8,000 for the Chairman of the Compensation Committee; and (iii) $5,000 for the Chairman of the Nominating Committee. All such retainers will be paid on a quarterly basis;

•
Each current Board member received a one-time grant, and each new member going forward shall receive an initial one time grant of: 68,500 shares of Common Stock, half of which shall be comprised of restricted stock units and half of which shall be comprised of stock option with three year annual vesting; and

•	Each Non-employee Board member will also receive an automatic annual grant of 35,000 stock options, on the annual meeting date with one year vesting.

•	An incumbent non-employee member of the Board who is replaced before his/her term expires will receive:

o	A one-time issuance of 20,000 restricted shares of common stock;
o	All vested stock options and restricted stock grants held on such date: and
o	The payment of all earned but unpaid cash compensation for their services on the Board and its committees, as of such date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2014.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders	242,893	$3.92	326,431
Equity compensation plans not approved by security holders	—	N/A	—
Total	242,893		326,431

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us concerning the beneficial ownership of the Company’s Common Stock as of July 24, 2015 for:

•	each person known by us to beneficially own more than 5% of the Company’s Common Stock;

•	each of our directors and director nominee;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of the Company’s Common Stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of the above date, whether through the exercise of options, warrants or otherwise. Applicable percentages are based on 25,981,075 shares of Common Stock outstanding on the date above, adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Stockholders
RTP Venture Fund (1)	1,447,299	5.59%
Frost Gamma Investment Trust (2)	1,333,333	5.15%
Pinnacle Family Office Investments	1,333,333	5.15%
Andy Sassine	1,333,333	5.15%
Alpha Capital Anstalt	1,332,313	5.15%
Total 5% stockholders	6,779,611	26.19%

Directors and Executive Officers
Philip O. Livingston, M.D. (1)	1,447,299	5.59%
Jeffrey Ravetch, M.D., Ph.D. (5)	142,616	*
J. David Hansen (3)	94,837	*
Wolfgang W. Scholz, Ph.D. (6)	67,394	*
Robert E. Hoffman (4)	21,116	*
Kenneth M. Cohen (8)	21,116	*
Paul V. Maier (7)	16,116	*
Gregory P. Hanson (9)	10,295	*
Paul W. Maffuid, Ph.D. (10)	8,474	*
Thomas C. Varvaro	—	*
All executive officers and directors as a group (ten persons)	1,829,263	7.03%

*	Less than 1%.

(1)
Consists of (i) 307,396 shares held by RTP Venture Fund, (ii) 1,110,147 shares held by Philip O. Livingston, (iii) 12,734 shares held by the Joan L. Tweedy 2011 Revocable Trust, or the Tweedy Trust, and (iv) 17,022 shares subject to options exercisable within 60 days of July 24, 2015 (September 22, 2015) held by Philip O. Livingston. Voting and dispositive decisions of RTP Venture Fund, LLC are made by Philip Livingston, and Philip O. Livingston is a trustee of the Tweedy Trust. The address for RTP Venture Fund, LLC is 156 E. 79th Street, Apt. 6C, New York, NY 10075.

(2)
Does not include warrants to purchase 666,667 shares of the Company’s Common Stock owned by Phillip Frost, M.D., which contains a 4.99% beneficial ownership blocker. The securities are held by Frost Gamma Investments Trust, of which Phillip Frost M.D. is the trustee. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Dr. Frost disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(3)	Includes 28,139 shares subject to options exercisable within 60 days of July 24, 2015 (September 22, 2015).

(4)	Includes 11,116 shares subject to options exercisable within 60 days of July 24, 2015(September 22, 2015).

(5)	Includes 11,116 shares subject to options exercisable within 60 days of July 24, 2015 (September 22, 2015).

(6)	Includes 17,370 shares subject to options exercisable within 60 days of July 24, 2015 (September 22, 2015).

(7)	Includes 11,116 shares subject to options exercisable within 60 days of July 24, 2015 (September 22, 2015).

(8)
Includes (i) 11,116 shares subject to options exercisable within 60 days of July 24, 2015 (September 22, 2015) and (ii) 10,000 shares of Common Stock held by the Cohen-Salsitz Family Trust. Mr. Cohen is co-trustee of the Cohen-Salsitz Family Trust and holds voting and dispositive power over the shares held by the Cohen-Salsitz Family Trust.

(9)	Includes 7,295 shares subject to options exercisable within 60 days of July 24, 2015 (September 22, 2015).

(10)	Includes 3,474 shares subject to options exercisable within 60 days of July 24, 2015 (September 22,2015).

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

We entered into Separation and Release Agreements and are and were parties to the employment agreements with each of our officers as set forth in the section entitled “Executive and Director Compensation” above. Pursuant to our Audit Committee Charter, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest.

Director Independence

After review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors are independent within the meaning of the applicable SEC rules and the NASDAQ listing standards, except Mr. Hansen, the Chairman of the Board of Directors, Chief Executive Officer and President, of the Company and Dr. Livingston, Chief Science Officer of the Company.  Although the Company is not currently NASDAQ-listed we believe it is in the Company’s interests to comply with these standards both as a matter of good governance and to facilitate any future re-listing.

Vote Required

The affirmative vote of a plurality of shares of the Voting Capital present at the Annual Meeting is required for approval of all the director nominees.

The Board of Directors unanimously recommends a vote FOR the election of all the above director nominees.

PROPOSAL 2:
AUTHORIZING THE BOARD OF DIRECTORS
TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT IF DEEMED NECESSARY TO MEET THE LISTING REQUIREMENTS OF NATIONAL STOCK EXCHANGES

Our Board of Directors has adopted resolutions to authorize the Board, in its sole direction, to amend the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding Common Stock, to meet the listing requirements of one of the national stock exchanges as described below and (2) directing such proposal to be submitted to the holders of our Voting Capital for their approval.

The amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding Common Stock, if approved by the stockholders, will be substantially in the form set forth on Appendix A (subject to any changes required by applicable law).  If approved by the holders of our Voting Capital, the Reverse Stock Split proposal would permit (but not require) our Board of Directors to effect a reverse stock split of our issued and outstanding Common Stock at any time prior to August 26, 2016 by a ratio of not less than one-for-two and not more than one-for-four, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion.  We believe that enabling our Board of Directors to implement the Reverse Stock Split and set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders including meeting one of the listing qualifications for one of the national exchanges.  In determining a ratio, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than two and no more than four shares of existing Common Stock, as determined by our Board of Directors, will be combined into one share of Common Stock.  Any fractional shares will be rounded up to the next whole number.  The amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board of Directors is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the initial listing requirements of either The NASDAQ Capital Market or NYSE MKT LLC and to make our Common Stock more attractive to a broader range of institutional and other investors.  The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split.  In addition to increasing the market price of our Common Stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below.  Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on either The NASDAQ Capital Market or NYSE MKT LLC.  The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing (subject to certain exceptions), maintenance of a continued price of at least $1.00 per share.  The NYSE MKT LLC requires, among other items, an initial bid price of least $3.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of our Common Stock should, absent other  factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

Additionally, we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock.  As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.  The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.  In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Amended and Restated Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.  If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on August 26, 2016, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of two and a maximum of four shares of existing Common Stock will be combined into one new share of Common Stock.  The table below shows, as of the Record Date, the number of outstanding shares of Common Stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-2	12,945,537
1-for-3	8,630,358
1-for-4	6,472,768

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number.  In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

 After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.  After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Our Common Stock will continue to be listed on the OTCQB under the symbol “MBVX”, subject to any decision of our Board of Directors to list our securities on another stock exchange.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

     Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

     Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

 Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

      Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

 Fractional Shares

     We do not currently intend to issue fractional shares in connection with the Reverse Stock Split.  Therefore, we will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

                Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

                The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.01 par value per share.  As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

     The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

 If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

 This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

 PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

 U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Vote Required

The affirmative vote of a majority of the outstanding shares of the Voting Capital outstanding on the Record Date is required to approve the Reverse Stock Split. Abstentions and broker non-votes will not be counted as having been voted on the proposals, and therefore will have the same effect as negative votes.

The Board of Directors unanimously recommends a vote FOR the approval of the Reverse Stock Split.

 PROPOSAL 3:
APPROVAL OF THE SECOND AMENDED AND RESTATED MABVAX THERAPEUTICS HOLDINGS, INC. 2014 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN AND
THE RESERVATION OF 8,360,789 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

Introduction

The Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan (the “First Amended and Restated Plan”) was originally adopted by our Board of Directors on September 8, 2014. On March 27, 2015, the Board of Directors approved the Second Amended and Restated Plan, which among other things,

•	Increases the number of shares available for issuance thereunder to 8,360,789 from 158,073;

•
Adds a “evergreen” provision to reserve additional shares for issuance under the plan on an annual basis commencing on the first day of fiscal 2016 and ending on the second day of fiscal 2024, such that the number of shares that may be issued under the plan shall be increased by an amount equal to the lesser of: (i) 8,000,000 or the equivalent of such number of shares after the administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the Second Amended and Restated Plan; (ii) the number of shares necessary such that the total shares reserved under the Second Amended and Restated Plan equals (x) 15% of the number of outstanding shares of Common Stock on such date (assuming the conversion of all outstanding shares of Preferred Stock (as defined in the Second Amended and Restated Plan) and other outstanding convertible securities and exercise of all outstanding warrants to purchase Common Stock) plus (y) 229,000; and (iii) an amount determined by the Board of Directors;

•	Includes provisions to allow for performance based equity awards to be issued by the Company in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and

•	Provides that no more than 3,000,000 shares may be granted to any participant in any fiscal year.

The Board of Directors is recommending and submitting the Second Amended and Restated Plan to our stockholders for approval.

Reasons for this Proposed Amendment

We are seeking stockholder approval of the Second Amended and Restated Plan. In determining the amount of the increase in the number of shares available for issuance under the plan and adding the “evergreen” provision, the Board of Directors has taken into consideration the significant increases in the number of shares of our Common Stock available to become issued and outstanding since the original adoption of the First Amended and Restated Plan and the desire to continue to retain the flexibility to issue awards that represent a reasonable percentage of our Common Stock issuable to plan participants when desired by the Board of Directors.  As of July 24, 2015, there were approximately 48,373,475 shares of our Common Stock outstanding on a fully-diluted basis (assuming conversion of all the issued and outstanding shares of convertible preferred stock without regard to any beneficial or conversion limitations). The Board of Directors believes that this fully-diluted number, rather than the number of outstanding shares of Common Stock of the Company, to be the relevant factor in determining the appropriate number of shares available under the Second Amended and Restated Plan. Assuming the approval of this increase, the total number of shares of our Common Stock available for issuance under the Second Amended and Restated Plan will be 8,360,789, which represents 14.7% of the total issued and outstanding shares of Common Stock on a fully diluted basis, assuming all of the 8,360,789 shares available under the Second Amended and Restated Plan have been issued.  In calculating the percent of total issued and outstanding shares on a fully diluted basis, shares issuable upon conversion of warrants on a cashless basis amounting to 1,896,258 shares assuming a stock price of $2.20 per share have been excluded from the calculation of the fully diluted shares outstanding.

The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees and certain consultants. Upon stockholder approval, additional 8,202,716 shares of Common Stock will be reserved for issuance under the Second Amended and Restated Plan and the number of shares subject to the Plan will be maintained at a stable level, which will enable us to continue to grant equity awards to our officers, employees and consultants at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to the Company’s success in achieving its business objectives and thereby creating greater value for all our stockholders.

Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders, particularly when the awards are performance-based. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on the long-term growth of the Company. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants.

Approval of the Second Amended and Restated Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any subsidiary.  The Board of Directors recommends approval for the Second Amended and Restated Plan.

The terms of the Second Amended and Restated Plan are summarized below, and the full text of the Second Amended and Restated Plan is set forth as Appendix B to this Proxy Statement. It is intended that the Second Amended and Restated Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Code.

Summary of the Second Amended and Restated Plan

Administration

The Board of Directors, or a committee designated by the Board of Directors, has authority to, among other things,

•	determine eligibility and, from among those persons determined to be eligible, the particular person who will receive awards under the plan;

•	determine the number of shares of Common Stock subject to any award and the terms and conditions of such awards;

•	determine and adjust performance goals for the performance-based awards;

•	interpret the plan and make rules and determinations relating to the administration of the plan;

•	amend terms and conditions of any outstanding award otherwise change previously imposed terms and conditions, in such circumstances as the Board or its designated committee may deem appropriate; and

•
adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any affiliate or to participants or to otherwise facilitate the administration of the plan.

Shares Available

The Second Amended and Restated Plan authorizes the issuance of 8,360,789 shares of Common Stock. Notwithstanding the foregoing, the number of shares that may be issued under the plan shall be increased by an amount equal to the lesser of: (i) 8,000,000 or the equivalent of such number of shares after the administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the plan; (ii) the number of shares necessary such that the total shares reserved under the plan equals (x) 15% of the number of outstanding shares of Common Stock on such date (assuming the conversion of all outstanding shares of Preferred Stock (as defined in the plan) and other outstanding convertible securities and exercise of all outstanding warrants to purchase Common Stock) plus (y) 229,000; and (iii) an amount determined by the Board of Directors.

As of the Record Date, 4,876,043 shares were granted under the Second Amended and Restated Plan.

Eligibility

Employees and directors of, and consultants to the Company and its affiliate are eligible to receive nonstatutory stock options and other stock-based awards under the Second Amended and Restated Plan. Only employees of the Company and its affiliate are eligible to receive incentive stock options under the Second Amended and Restated Plan.

Awards

The Second Amended and Restated Plan permits the grant of stock options, restricted stock, and other stock-based awards.

Options. Incentive stock options (“ISOs”) may be granted only to employees who are deemed to be residents of the United States for tax purposes. ISOs may not be priced at less than 100% of the fair market value of our Common Stock on the date of grant (110% of fair market value in the case of individuals holding 10% or more of our Common Stock). Except as otherwise determined by the Board of Directors, in the case of non-statutory options, the exercise price may not be less than 100% of the fair market value on the date of grant in accordance with applicable law. The Second Amended and Restated Plan provides that stock options and similar awards may be issued with exercise periods of up to 10 years (except that no incentive stock option granted to 10% owners of the Company’s Common Stock shall be exercisable after the expiration of five years after the effective date of grant of such option). Except as otherwise provided in an option agreement, in the event of termination of employment, directorship or consulting relationship for any reason other than for cause, the award recipient may exercise his or her options to the extent that the options are exercisable on the date of termination. In the event of an incentive stock option, the options may be exercisable later than three months after the date of termination.  In the event of termination of service for any reason before the award recipient accepted a stock grant or a stock-based award and paid the purchase price, the award will be terminated.

Restricted Stock. Restricted stock awards may be granted under the Second Amended and Restated Plan pursuant to restricted stock award agreements in a form approved by the plan administrator. The agreement shall provide, among other things, (i) the purchase price determined by the plan administrator but not less than the minimum consideration required by Delaware law, (ii) the number of shares of Common Stock subject to the award; and (iii) the Company’s right to restrict or reacquire the shares of Common Stock subject to the award. In the event of termination for cause, restricted stock awards that have not vested will be forfeited upon the participant’s termination.

Other Stock-Based Awards. The plan administrator has the right to grant other stock-based awards, including, without limitation, stock appreciation rights, phantom stock awards or stock units pursuant to the terms of an agreement in the form approved by the plan administrator.  The exercise price for any stock appreciation right shall not be less than the fair market value per share of Common Stock on the date of grant and the term shall expire ten years following the date of grant.

Performance Based Compensation

The Second Amended and Restated Plan provides for the grant of awards in a manner which is deductible by the Company under Section 162(m) of the Code (“Performance-Based Awards”).  A participant’s Performance-Based Award shall be determined based on the attainment of written performance goals, which must be objective and approved by the Committee for a performance period of between one and five years established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period.

The Second Amended and Restated Plan includes the following performance criteria that may be used by the plan administrator when granting performance-based awards: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total shareholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; (xiii) operational objectives, consisting of one or more objectives based on achieving progress in research and development programs or achieving regulatory milestones related to development and or approval of products; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share of one or more products or customers, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions.

Fair Market Value

Under the Second Amended and Restated Plan, “Fair Market Value” means, unless otherwise determined or provided by the plan administrator in the circumstances, (i) the closing price or last sale price for a share of Common Stock for the trading day on the applicable date if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, or (ii) if the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market and sales prices are not regularly reported and bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date, or (iii) if the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the plan administrator shall determine in good faith.

The fair market value of our Common Stock on July 24, 2015, was $1.79, based on the last sale price of our Common Stock as reported by the OTCQB on that date.

Plan Amendments and Termination

Our stockholders have the authority to amend the Second Amended and Restated Plan. The plan administrator may also amend the plan provided that any amendment approved by the plan administrator which the plan administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. However, except as otherwise provided in the Second Amended and Restated Plan, the plan administrator may not amend outstanding agreements in a manner which may be adverse to the participant but which is not inconsistent with the plan without the consent of the participant affected.

The Second Amended and Restated Plan will terminate on February 12, 2024 unless earlier terminated by the stockholders or the Board of Directors of the Company. However, any such earlier termination shall not affect any agreements executed prior to the effective date of such termination.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the Second Amended and Restated Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Grant of an Option     The grant of an option is not expected to result in any taxable income for the recipient as of the date of the grant, except that in the event non-statutory options are granted with an exercise price lower than the then-current fair market value of the Common Stock, the difference between the exercise price and the then-current fair market value may be treated as deferred compensation income recognized as of the date the non-statutory options are granted.

Exercise of Incentive Stock Option     The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Exercise of Nonqualified Stock Option     Generally, subject to Section 409A of the Code (“Section 409A”), upon exercising a nonqualified stock option, the award recipient must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price. The income will be treated as compensation income subject to payroll and withholding tax obligations. The Company would be entitled to a compensation deduction in the amount of income recognized by the award recipient.

Disposition of Shares Acquired Through an Option     The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option.

Generally, the disposition of shares which were acquired by exercise of an incentive stock option will be taxable as long-term capital gain or loss if the award recipient disposes of the shares more than two years after the option was granted and at least one year after exercising the option. If the award recipient fails to satisfy the holding period requirements for treatment as an incentive stock option, a disposition will result in any gain being treated as compensation income subject to ordinary tax rates. If the award recipient is still an employee of the Company at the time of the disposition, the amount of gain treated as compensation will also be subject to payroll and withholding taxes.

If an award recipient disposes of shares acquired through the exercise of a nonqualified option, any gain or loss will be treated as a capital gain or loss. To the extent such shares have been held for at least one year after exercise of the nonqualified option, the gain or loss will be treated as long-term capital gain or loss.

Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

The grant by the Board of Directors of other stock-based awards may have varying tax consequences to award recipients. Grants made pursuant to the Second Amended and Restated Plan may be subject to Section 409A and plan administration may have to conform to Section 409A. Failure to comply with Section 409A, if applicable, will result in acceleration of income and imposition of penalties and interest to award recipients.

Section 162(m) of the Code. Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” A “covered employee” is the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer. An exception to this rule applies to “qualified performance based compensation,” which generally includes stock options and stock appreciation rights granted under a stockholder approved plan, and other forms of equity incentives, the vesting or payment of which is contingent upon the satisfaction of certain stockholder approved performance goals. The Company intends that the Second Amended and Restated Plan allow for the grant of options and stock appreciation rights that may be treated as “qualified performance based compensation” that is exempt from the limitations of Section 162(m) of the Code, and for the grant of other performance-based awards that may be treated as “qualified performance based compensation,” but it makes no assurance that either such type of award will be so treated.

Past Plan Benefits

SEC rules require us to disclose any amounts that we currently are able to determine will be allocated to our named executive officers, directors and other employees following approval of the Second Amended and Restated Plan.  As of the Record Date, 4,876,043 shares were granted under the plan to our named executive officers, directors or other employees.

The following table shows information regarding the previous grants of shares prior to the adoption of the Second Amended and Restated Plan (including shares, if any, subject to awards that expired or terminated without having been exercised or paid and thus became available for new award grants under the Second Amended and Restated Plan) among the persons and groups identified below.

Name and Position	Option Awards (#)	Restricted Stock Units (#)	Total (#)	Dollar Value

Named Executive Officers:

J David Hansen, President, Chief Executive Officer and Chairman	-	-	-	$-
Gregory P. Hanson, Chief Financial Officer	19,454	-	19,454	$56,331
Wolfgang W. Scholz, Ph.D., Vice President, Antibody Discovery	-	-	-	$-
Paul W. Maffuid, Vice President, Pharmaceutical Development and Operations	13,895	-	13,895	$90,676

All executive officers, as a group	33,349	-	33,349	$147,007

All directors who are not executive officers, as a group	44,465	-	44,465	$241,965

All employees, including officers who are not executive officers, as a group	1,945	-	1,945	$12,258

The following table shows information regarding the previous grants of shares since the adoption of the Second Amended and Restated Plan (including shares, if any, subject to awards that expired or terminated without having been exercised or paid and thus became available for new award grants under the Second Amended and Restated Plan) among the persons and groups identified below.

Name and Position	Option Awards (#)	Restricted Stock Units (#)	Share Total (#)	Dollar Value

Name Executive Officers:

J David Hansen, President, Chief Executive Officer and Chairman	903,250	903,250	1,806,500	$3,570,670
Gregory P. Hanson, Chief Financial Officer	467,600	467,600	935,200	$1,848,486
Wolfgang W. Scholz, Ph.D., Vice President, Antibody Discovery	304,750	304,750	609,500	$1,204,718
Paul W. Maffuid, Vice President, Pharmaceutical Development and Operations	334,000	334,000	668,000	$1,320,347

All executive officers, as a group ( 4 persons)	2,009,600	2,009,600	4,019,200	$7,944,221

All directors who are not executive officers, as a group	171,250	171,250	342,500	$676,975

All employees, including officers who are not executive officers, as a group	435,000	-	435,000	$719,113

New Plan Benefits

The grant of additional awards under the Second Amended and Restated Plan in the future and the nature of any such awards are subject to the discretion of the Compensation Committee or the Board of Directors. Accordingly, it is not possible to determine the number, amount and type of future awards to be received by or allocated to eligible named executive officers, non-employee directors and other employees as a result of the proposed amendment and restatement except with respect to our Non-Employee Director Compensation Policy.  See discussion above under “Amended and Restated Director Compensation Policy.”

Equity Compensation Plan

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2014.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders	242,893	$3.92	326,431
Equity compensation plans not approved by security holders	—	N/A	—
Total	242,893		326,431

Vote Required

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to approve the Seconded and Amended Plan and the reservation of 8,360,789 shares of Common Stock for issuance thereunder. Abstentions and broker non-votes will not be counted as having been voted on the proposals, and therefore will have the same effect as negative votes.

The Board of Directors unanimously recommends a vote FOR the approval of the Seconded and Amended Plan and the reservation of 8,360,789 shares of Common Stock for issuance thereunder.

PROPOSAL 4:
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has appointed CohnReznick, LLP (“CohnReznick”), to serve as our independent registered public accounting firm for the year ending December 31, 2015.

Changes in the Company’s Certifying Accountant

On July 10, 2014, the Audit Committee of the Board of Directors of the Company resolved to continue to engage Burr Pilger Mayer, Inc., an independent registered accounting firm, or BPM, as its independent registered public accounting firm to review the Company’s financial statements for the three and six month periods ended June 30, 2014, and, following BPM’s review of the financial statements for the three and six month periods ended June 30, 2014, to terminate BPM’s engagement and appoint CohnReznick as the independent public accountant engaged to review the Company’s financial statements.

BPM completed its review of the Company’s financial statements for the three and six month periods ended June 30, 2014, and the Company terminated its relationship with BPM effective August 20, 2014.

BPM’s report on the Company financial statements for the fiscal year ended December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, but did contain an explanatory paragraph regarding uncertainty about the Company’s ability to continue as a going concern.

In connection with the audits of the Company’s financial statements for the fiscal year ended December 31, 2013, and in the subsequent interim periods through June 30, 2014, there were no disagreements with BPM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BPM, would have caused BPM to make reference to the matter in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company requested BPM furnish a letter addressed to the Securities and Exchange Commission stating whether BPM agrees with the above statements. A copy of that letter, dated August 20, 2014, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K/A filed on August 22, 2014.

On August 20, 2014, the Company engaged CohnReznick, as its new independent registered public accounting firm. The decision to engage CohnReznick as the Company’s independent registered public accounting firm was previously approved by the Company’s Audit Committee. During each of the two fiscal years ended December 31, 2012 and 2013 and through August 20, 2014, the date of CohnReznick’s engagement, neither the Company nor anyone on its behalf has consulted with CohnReznick regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company  nor oral advice was provided by CohnReznick that was an important factor the Company considered in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification.  However, the Company is submitting this matter to the stockholders as a matter of good corporate governance.  Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.  If the appointment is not ratified, the Board will consider its options.

Representatives of CohnReznick are expected to be present via telephone conference call at the Annual Meeting.  He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Fees Paid to Auditor

The following summarizes the fees billed by our independent registered public accounting firms for audit, tax and other professional services for the years ended December 31, 2014 and 2013:

	December 31,
	2014		2013
	CohnReznick LLP		Ernst & Young LLP	Burr Pilger Mayer, Inc.
Audit Fees	$238,731	(1)	$105,450	$87,650
Audit-Related Fees(2)	-		-	-
Tax Fees(3)	-		-	-
All Other Fees	-		-	-
Total Fees(4)	$238,731		$105,450	$87,650

(1)	This amount includes $120,695 for audit and review services in connection with the Merger in 2014 and $118,036 for audit services for 2012 and 2013.

(2)	There were no audit-related fees billed for the fiscal years ended December 31, 2014 and 2013.

(3)	Tax Fees would be for services in connection with tax compliance, tax planning and tax advice. We incurred no such fees in the fiscal years ended December 31, 2014 and 2013.

(4)	There were no other fees for services by our independent registered public accounting firms for the fiscal years ended December 31, 2014 and 2013.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The charter of the Audit Committee requires that the Audit Committee pre-approve the engagement of the Company’s independent registered public accounting firms to perform all proposed audit, review and attest services, as well as engagements to perform any proposed, permissible non-audit services. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. It is the Company’s practice to present any such proposed engagement to the Audit Committee for approval, either at a regularly scheduled or special meeting. In 2014, all of the services and related fees described above were approved by the Audit Committee.

Vote Required

      The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of CohnReznick as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

      The Board of Directors unanimously recommends a vote FOR ratification of the appointment of CohnReznick as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

PROPOSAL 5:
ADJOURNMENT

At the Annual Meeting, we may ask our stockholders to vote on a proposal to adjourn the Annual Meeting if necessary or appropriate in the sole discretion of our Board of Directors, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or any adjournment or postponement of the Annual Meeting to approve any of the other proposals.

If at the Annual Meeting the number of shares of our Voting Capital present or represented by proxy and voting in favor of a proposal is insufficient to approve such proposal, then our Board of Directors may hold a vote on each proposal that has garnered sufficient votes, if any, and then move to adjourn the Annual Meeting as to the remaining proposals in order to solicit additional proxies in favor of those remaining proposals.

Alternatively, even if there are sufficient shares of our Voting Capital present or represented by proxy voting in favor of all of the proposals, our Board of Directors may hold a vote on the adjournment proposal if, in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Annual Meeting to a later date and time. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not any other proposal.

Any adjournment may be made without notice (if the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Annual Meeting of the time, date and place of the adjourned meeting.

Any adjournment of the Annual Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

If we adjourn the Annual Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Vote Required

The affirmative vote of a majority of shares of the Voting Capital present at the Annual Meeting will be required for the approval of the adjournment of the Annual Meeting if necessary or appropriate.

The Board of Directors recommends voting for the authorization to adjourn the Annual Meeting if necessary or appropriate.

OTHER BUSINESS

As of the date of this Proxy Statement, the management of the Company has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above. As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

ANNUAL REPORT

A copy of the Company’s 2014 Annual Report accompanies this Proxy Statement. In addition, this Proxy Statement, as well as our 2014 Annual Report, is available on our Internet website at www.mabvax.com.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ J. David Hansen
J. David Hansen
Chairman of the Board of Directors

Appendix A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MABVAX THERAPEUTICS HOLDINGS, INC.

MabVax Therapeutics Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The name of the Corporation is MabVax Therapeutics Holdings, Inc. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 20, 1988.

SECOND: The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (“Certificate of Amendment”) to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article IV of the Company’s Certificate of Incorporation shall be amended by adding the following section to the end of Article IV, Section A, that reads as follows, subject to compliance with applicable law:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation, each [      ]*  shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number.  Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

* Whole number between two (2) and four (4) as determined by the Board of Directors in its sole discretion.

THIRD: The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

FIFTH: This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by _______, its __________, this ____ day of ______, 2015.

MabVax Therapeutics Holdings, Inc.

By: Name: Title:

A-1

Appendix B

SECOND AMENDED AND RESTATED MABVAX THERAPEUTICS HOLDINGS, INC.

2014 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan and pertaining to a Stock Right, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

California Participant means a Participant who resides in the State of California.

Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Change of Control means the occurrence of any of the following events; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Change of Control and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant:

(i)
Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve or is not required to approve; or

(ii)
Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring shareholder approval; or

(iii)
provided, that if any payment or benefit payable hereunder upon or following a Change of Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change in Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code.

Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan the composition of which shall at all times satisfy the provisions of Section 162(m) of the Code.

Common Stock means shares of the Company’s common stock, $0.01 par value per share.

Company means MabVax Therapeutics Holdings, Inc., a Delaware corporation.

Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Performance Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.

Performance Goals means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total shareholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; (xiii) operational objectives, consisting of one or more objectives based on achieving progress in research and development programs or achieving regulatory milestones related to development and or approval of products; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share of one or more products or customers, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of a relative measure against a set of identified peer group companies, attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or an Affiliate of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no Performance-Based Award will be issued or no vesting will occur, levels of performance at which Performance-Based Awards will be issued or specified vesting will occur, and a maximum level of performance above which no additional issuances will be made or at which full vesting will occur. Each of the foregoing Performance Goals shall be evaluated in an objectively determinable manner in accordance with Section 162(m) of the Code and in accordance with generally accepted accounting principles where applicable, unless otherwise specified by the Committee, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles provided that any such change shall at all times satisfy the provisions of Section 162(m) of the Code.

Plan means this Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan.

Securities Act means the Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant, which the Committee may, in its sole discretion, structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

Stock Grant means a grant by the Company of Shares under the Plan, which the Committee may, in its sole discretion, structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 8,360,789 shares of Common Stock.

(b) Notwithstanding Subparagraph (a) above, on the first day of each fiscal year of the Company during the period beginning in fiscal year 2016, and ending on the second day of fiscal year 2024, the number of Shares that may be issued from time to time pursuant to the Plan, shall be increased by an amount equal to the lesser of (i) 8,000,000 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of the Plan; (ii) the number of Shares necessary such that the total Shares reserved under this Plan equals (x) 15% of the number of outstanding shares of Common Stock on such date (assuming the conversion of all outstanding shares of Preferred Stock and other outstanding convertible securities and exercise of all outstanding warrants to purchase common stock) plus (y) 229,000; and (iii) an amount determined by the Board.

(c) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Notwithstanding the foregoing, the Board of Directors may not take any action that would cause any outstanding Stock Right that would otherwise qualify as performance-based compensation under Section 162(m) of the Code to fail to so qualify. Subject to the provisions of the Plan, the Administrator is authorized to:

(a) Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b) Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 3,000,000 Shares be granted to any Participant in any fiscal year;

(d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

(e) Determine Performance Goals no later than such time as required to ensure that a Performance-Based Award which is intended to comply with the requirements of Section 162(m) of the Code so complies;

(f) Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price, including, without limitation, to accelerate the vesting schedule, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(g) Make any adjustments in the Performance Goals included in any Performance-Based Awards provided that such adjustments comply with the requirements of Section 162(m) of the Code; and

(h) Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs and in accordance with Section 162(m) of the Code for all other Stock Rights to which the Committee has determined Section 162(m) is applicable. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

(a) Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)
Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)
Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events. For California Participants for so long as the Common Stock is not deemed a covered security pursuant to Section 18(b)(1) of the Securities Act, the exercise period of the Option set forth in the Option Agreement shall not be more than 120 months from the date of grant.

(iv)
Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b) ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)
Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. For California Participants for so long as the Common Stock is not deemed a covered security pursuant to Section 18(b)(1) of the Securities Act, each Stock Grant shall be issued within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s shareholders. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware Corporation Law, if any, on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant , including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any (such right, the “Acquisition Right”).

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	PERFORMANCE BASED AWARDS.

Notwithstanding anything to the contrary herein, during any period when Section 162(m) of the Code is applicable to the Company and the Plan, Stock Rights granted under Paragraph 7 and Paragraph 8 may be granted by the Committee in a manner which is deductible by the Company under Section 162(m) of the Code (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written Performance Goals, which must be objective and approved by the Committee for a performance period of between one and five years established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) no more than 90 days after the commencement of the performance period to which the Performance Goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of shares issued in respect of a Performance-Based Award to a given Participant may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee. The number of shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period. Nothing in this Section shall prohibit the Company from granting Stock-Based Awards subject to performance criteria that do not comply with this Paragraph.

10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised, or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

11.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement or in any other agreement between a Participant and the Company or an Affiliate, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a) A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b) Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the date of the Participant’s termination of employment. For Options granted to California Participants for so long as the Common Stock is not deemed a covered security pursuant to Section 18(b)(1) of the Securities Act, an Option must be exercisable for at least thirty (30) days from the date of a Participant’s termination of employment.

(c) The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d) Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(e) A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

(f) Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement or in any other agreement between a Participant and the Company or an Affiliate, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(a) All outstanding Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement or in any other agreement between a Participant and the Company or an Affiliate:

(a) A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and

(ii)
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(b) A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option. For Options granted to California Participants for so long as the Common Stock is not deemed a covered security pursuant to Section 18(b)(1) of the Securities Act, a Participant may exercise such rights for at least six (6) months from the date of termination of service due to Disability.

(c) The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement or in any other agreement between a Participant and the Company or an Affiliate:

(a) In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b) If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option. For Options granted to California Participants for so long as the Common Stock is not deemed a covered security pursuant to Section 18(b)(1) of the Securities Act, the Participant’s Survivors must be allowed to take all necessary steps to exercise the Option for at least six (6) months from the date of death of such Participant.

18.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement or in any other agreement between a Participant and the Company or an Affiliate, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 20, 21, and 22, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or a Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement or in any other agreement between a Participant and the Company or an Affiliate, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(a) All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

21.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement or in any other agreement between a Participant and the Company or an Affiliate, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement or in any other agreement between a Participant and the Company or an Affiliate, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

23.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(a) The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

24.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

(a) Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a), 3(b) and 4(c) shall also be proportionately adjusted upon the occurrence of such events and the Performance Goals applicable to outstanding Performance-Based Awards.

(b) Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

Notwithstanding the foregoing, in the event the Corporate Transaction also constitutes a Change of Control, then all Options outstanding on the date of the Corporate Transaction shall automatically vest in full.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant.

Notwithstanding the foregoing, in the event the Corporate Transaction also constitutes a Change of Control, then all Acquisition Rights with respect to any Stock Grants will terminate and be of no further force and effect.

In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d) Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and Change of Control and, subject to Paragraph 4, its determination shall be conclusive. Notwithstanding the foregoing, in the event the Corporate Transaction also constitutes a Change of Control, then all Stock-Based Awards which are not Performance-Based Awards will automatically vest in full.

(e) Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

(f) Modification of Performance-Based Awards. Notwithstanding the foregoing, with respect to any Performance-Based Award that is intended to comply as “performance based compensation” under Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the number of Shares payable pursuant to a Performance-Based Award, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of death or disability of the Participant.

26.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

29.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

30.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

31.	EFFECTIVENESS AND TERMINATION OF THE PLAN.

The Plan will terminate on February 12, 2024, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

32.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers and in order to continue to comply with Section 162(m) of the Code; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Other than as set forth in Paragraph 25 of the Plan, the Administrator may not without shareholder approval reduce the exercise price of an Option or cancel any outstanding Option in exchange for a replacement option having a lower exercise price, any Stock Grant, any other Stock-Based Award or for cash. In addition, the Administrator not take any other action that is considered a direct or indirect “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 32 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.

33.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

34.	SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

35.	INDEMNITY.

Neither the Board nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

36.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

MabVax Therapeutics
Holdings, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00am EST, on August 26, 2015.

Vote by Internet

- Go to **www.investorvote.com/MBVX**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 5.

	For	Against	Abstain		For	Against	Abstain
01 - Kenneth M. Cohen	☐	☐	☐	02 - Paul V. Maier	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — MabVax Therapeutics Holdings, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MABVAX THERAPEUTICS HOLDINGS, INC. FOR 2015 ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 26, 2015.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the 2015 Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on August 26, 2015, at 11588 Sorrento Valley Road, Ste. 20, San Diego, California 92121, and hereby appoints J. David Hansen, our Chief Executive Officer, and Gregory P. Hanson, our Chief Financial Officer, with full power to act alone, and each of them (with full power to act alone), as attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock (including shares of common stock underlying shares of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock) of MabVax Therapeutics Holdings, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted in accordance with the recommendation of the Board of Directors.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED,WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)